Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vermillion, Inc.

Austin, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (Nos. 333-189929, 333-198734, and 333-202032) and Form S-8 (Nos. 333-167204, 333-193312, 333-205855) of Vermillion, Inc. of our report dated March 30, 2016, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Austin, Texas

March 30, 2016